Exhibit 99.1

NuCO2 Inc.
2800 SE Market Place, Stuart, Florida 34997
www.nuco2.com
email: investor_relations@nuco2.com

FOR IMMEDIATE RELEASE	CONTACTS:	NuCO2 Inc.:
Michael E. DeDomenico
Chairman and CEO
Robert R. Galvin
CFO and Executive Vice President
(772) 221-1754

Aurora Capital Group:
Gerald L. Parsky
(310) 551-0101

NUCO2 INC. SIGNS MERGER AGREEMENT WITH AFFILIATES OF
AURORA CAPITAL GROUP

Shareholders to Receive $30 per Share in All-Cash Offer
__________

STUART, FLORIDA, January 30, 2008 -- NuCO2 Inc. (NASDAQ: NUCO) announced today that it signed a definitive merger agreement on January 29, 2008 to be acquired by an affiliate of Aurora Capital Group, in a transaction with a total enterprise value of approximately $487 million.   Under the terms of the merger agreement, Aurora will acquire all of the outstanding common stock of NuCO2 for $30.00 per share in cash.  The purchase price represents a premium of approximately 24.6% over NuCO2’s closing share price of $24.08 on January 29, 2008.

The Board of Directors of NuCO2, by unanimous action of the independent directors, approved the merger agreement and recommends to shareholders that they vote in favor of the merger.

“We believe this transaction provides excellent value to our shareholders and represents an exciting opportunity to continue the growth and development of the company in partnership with Aurora Capital Group,” said Michael E. DeDomenico, Chairman and Chief Executive Officer of NuCO2. “Teaming up with Aurora brings to the company a partner who enthusiastically shares our goals of growth, outstanding customer service and operational excellence. Our commitment to these standards of performance, including the dedication and commitment of our associates across the country who consistently deliver outstanding service to our customers, will certainly benefit our company, customers and associates as we further execute our growth and operational strategies with the support and important resources provided by this merger with Aurora.”

“We are proud to partner with Aurora, a distinguished firm with a strong reputation and proven track record of success in acquiring and guiding leading companies like NuCO2,” added Mr. DeDomenico.  “Aurora fully understands our industry and our business, and I am confident Aurora will be an important partner to NuCO2 as we build upon our leadership position and continue to implement our strategic growth plan.  We look forward to working with Aurora to quickly complete this transaction.”

Gerald L. Parsky, Chairman of Aurora Capital Group, said, “We are excited to invest in an exceptional company with significant potential, like NuCO2.  We are firmly committed to extending NuCO2’s leading market position and expanding its broad service offering in beverage-grade bulk CO2 distribution/services.  NuCO2’s talented employees and highly experienced management team have built a solid foundation from which we believe we can drive further growth and opportunities for the Company, its employees and customers.  We are committed to supporting NuCO2’s long-term business goals as we seek to enhance the value of the Company.”

John Mapes, Managing Director of Aurora, said, “NuCO2 is an excellent fit with Aurora’s investment criteria.  NuCO2 has demonstrated excellent margins, sustained high market share and generates an attractive return on invested capital.”

Completion of the transaction, which is currently expected to occur in the second calendar quarter of 2008, is contingent upon regulatory approval, satisfaction of the conditions of the proposed financing and other customary closing conditions, including the approval of the transaction by NuCO2 shareholders.  Shareholders will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced.

In addition, under the merger agreement, NuCO2 will actively solicit superior proposals from third parties for a period of 45 days continuing through March 14, 2008.  NuCO2 does not intend to disclose developments with respect to this solicitation process unless and until its Board of Directors has made a decision regarding any superior proposals that may be made.  There can be no assurances that this solicitation will result in a superior proposal.

In connection with the merger agreement, the directors and executive officers have signed an agreement with Aurora to vote their shares in favor of the merger.

UBS Investment Bank acted as financial advisor to NuCO2 in connection with the strategic review process and the transaction.  Olshan Grundman Frome Rosenzweig & Wolosky LLP acted as legal advisor to NuCO2. Gibson, Dunn & Crutcher LLP acted as legal advisor to Aurora.  UBS Securities LLC has committed to provide debt financing for the transaction.

About NuCO2

NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the Continental U.S., NuCO2’s experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2’s revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit NuCO2’s website at www.nuco2.com.

About Aurora

Founded in 1991, Aurora Capital Group currently manages over $2 billion of private equity capital, pursuing two distinct strategies: acquiring healthy middle-market companies through Aurora Equity Partners III and acquiring companies in need of restructuring through Aurora Resurgence Fund, L.P.  For more information on Aurora Capital Group, visit www.auroracap.com or www.aurorares.com.

Additional Information

In connection with the proposed transaction, NuCO2 will file with the Securities and Exchange Commission (“SEC”) and mail to its shareholders a proxy statement, which will contain information about NuCO2, Aurora, the proposed merger and related matters.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE, AS IT WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER.  In addition to receiving the proxy statement from NuCO2 by mail, shareholders will also be able to obtain the proxy statement, as well as other filings containing information about NuCO2, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, from NuCO2 by contacting NuCO2 Inc., Attention, Eric M. Wechsler, General Counsel, 2800 S.E. Market Place, Stuart, Florida 34997. This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of NuCO2.

NuCO2 and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from NuCO2’s shareholders in connection with the proposed transaction.  Information about NuCO2 and its directors and executive officers, and their ownership of NuCO2’s securities, is set forth in NuCO2’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the proxy statement relating to the merger when it becomes available.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements can generally be identified by words such as "believes," "expects," "plans," "intends," "projects," "forecasts," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. We are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by these statements.   Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to receive other required regulatory approvals, and (3) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger.  Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.